Exhibit 99.3

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of June 10, 2025 (as amended, modified or supplemented from time to time, the “Agreement”), is entered into by and among WhiteHorse Finance CLO I, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), H.I.G. Capital, LLC, in its capacity as investment manager (the “Investment Manager”), and The Bank of New York Mellon Trust Company, National Association, a limited purpose national banking association with trust powers (the “Bank”), in its capacity as collateral administrator (the “Collateral Administrator”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to issue the Class A Notes, the Class A-L Notes, the Class B Notes, the Class C Notes, and the Subordinated Notes (the “Notes”) and the Issuer intends to incur the Class A-L Loans (the “Loans”, and together with the Notes, the “Debt”);

WHEREAS, the Secured Debt will be secured by certain collateral, as more particularly set forth in the Indenture and Security Agreement, dated as of June 10, 2025 (as amended or supplemented from time to time, the “Indenture”) between the Issuer and the Bank, as trustee (the “Trustee”);

WHEREAS, pursuant to the terms of the Indenture, the Issuer pledged certain collateral (the “Assets”) as security for the Secured Debt;

WHEREAS, the Investment Manager will enter into a Investment Management Agreement (the “Management Agreement”) with the Issuer dated as of June 10, 2025, in connection with which the Investment Manager will agree to provide certain services to the Issuer with respect to the Assets;

WHEREAS, the Issuer will engage the Collateral Administrator to perform on its behalf certain administrative duties of the Issuer with respect to the Assets pursuant to the Indenture;

WHEREAS, in accordance with Section 14.17 of the Indenture, the Issuer will engage the Collateral Administrator to act as the Information Agent (as hereinafter defined);

WHEREAS, pursuant to Section 7.15 of the Indenture, the Issuer will engage the Collateral Administrator to act as the Calculation Agent;

WHEREAS, the Issuer and the Investment Manager wish to engage the Collateral Administrator to perform certain administrative tasks on behalf of the Issuer related to the EU Transparency Requirements as provided in, and subject to the terms of, Section 24 hereto; and

WHEREAS, the Collateral Administrator, on behalf of the Issuer, is prepared to perform certain specified obligations of the Issuer under the Indenture on its behalf, and certain other services as specified herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

2.Powers and Duties of the Collateral Administrator and the Investment Manager.

(a)The Issuer hereby appoints as its agent the Bank in the capacity of Collateral Administrator and the Bank hereby accepts its appointment as the Issuer’s agent and shall act in the capacity of Collateral Administrator for the Issuer until the earlier of the Bank’s resignation or removal pursuant to Section 7 hereof or until the termination of this Agreement pursuant to Section 7 hereof.  The Collateral Administrator shall assist the Issuer and the Investment Manager in connection with monitoring the Assets on an ongoing basis and providing to the Issuer and the Investment Manager certain reports, schedules and other data which the Issuer, or the Investment Manager on its behalf, is required to prepare and deliver under the Indenture.  The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement and the Indenture.  The Collateral Administrator shall not be deemed to assume the obligations of the Issuer under the Indenture or of the Investment Manager under the Indenture or the Management Agreement.

(b)Promptly following the Closing Date, the Collateral Administrator shall create a collateral database of certain characteristics of the Assets (the “Database”) and shall provide access to the information contained therein to the Investment Manager and the Issuer.  The Collateral Administrator shall update the Database promptly following (i) the sale or other disposition, acquisition or change in rating of any Collateral Obligation, Equity Security or Eligible Investment (the “Collateral”) and (ii) any amendment or changes to loan amounts held as Collateral, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer or Investment Manager as may be reasonably required by the Collateral Administrator from time to time or that may be provided by the Trustee (based upon notices received by the Trustee from the issuer, or trustee or agent bank under an Underlying Document, or similar source).

(c)Not later than the day on which each Monthly Report, Distribution Report, or Effective Date Report is required to be provided by the Issuer pursuant to Section 10.8(a), Section 10.8(b), or Section 7.17(b) of the Indenture, respectively, the Collateral Administrator shall (i) calculate, using the information contained in the Database and any other information related to the Collateral normally maintained by the Bank, in its capacity as Trustee, and subject to the Collateral Administrator’s receipt from the Investment Manager of information with respect to the Collateral that is not contained in such Database or normally maintained by the Bank, as Trustee, each item required to be stated in such Monthly Report, Distribution Report or Effective Date Report in accordance with the Indenture and (ii) prepare a draft of such Monthly Report, Distribution Report or Effective Date Report, as applicable, using the information described in subclause (i) above and provide such draft to the Investment Manager for review and approval prior to the date on which such Monthly Report, Distribution Report or Effective Date Report is required to be provided by the Issuer pursuant to Section 10.8(a), Section 10.8(b) or Section 7.18(c)

of the Indenture.  The Collateral Administrator shall have no obligation to determine Market Value or price in connection with any actions or duties under this Agreement.

(d)Within five Business Days after receiving an Issuer Order requesting information regarding redemption pursuant to Sections 9.2, 9.3 or 9.7 of the Indenture, the Collateral Administrator shall compute the information required to be provided by the Issuer in the Redemption Date notice pursuant to Section 9.7 of the Indenture, as applicable.

(e)Upon the written request of the Investment Manager, the Collateral Administrator shall perform the following functions: (A) as of the date the Investment Manager commits on behalf of the Issuer to purchase Collateral Obligations to be included in the Collateral as Collateral Obligations and (B) as of the date of such request, for the purpose of evaluating the inclusion of proposed Collateral Obligations, perform a pro forma calculation of the tests and other calculations constituting the Investment Criteria set forth in Sections 12.2(a)(iii), (iv) and (v) of the Indenture, as applicable, based upon information contained in the Database and information furnished by the Issuer or the Investment Manager as may be necessary to make the calculations referred to above as to the proposed Collateral Obligations, compare the results thereof against the applicable requirements set forth in said Section 12.2(a) of the Indenture and report the results thereof to the Investment Manager in a mutually agreed format so that the Investment Manager may determine whether such purchase is permitted by the Indenture.  The Collateral Administrator shall deliver a draft of such calculation to the Investment Manager reasonably promptly after the later of (i) receipt of the Investment Manager’s request and (ii) delivery of all information to the Collateral Administrator necessary to complete such calculations.  The Collateral Administrator shall have no obligation to determine (and the Investment Manager will timely advise the Collateral Administrator) whether (a) any Collateral Obligation meets the criteria specified in the definition thereof, (b) the conditions specified in the definition of “Delivered” have been complied with, (c) any sale is a discretionary sale pursuant to Section 12.1(f) of the Indenture, (d) any item of Collateral meets the definitions specified in the Indenture, including but not limited to, Bond, Bridge Loan, CCC Collateral Obligation, Clearing Corporation Security, Collateral Obligation, Cov-Lite Loan, Credit Improved Obligation, Credit Risk Obligation, Current Pay Obligation, Defaulted Obligation, Deemed Rated Obligation, Delayed Drawdown Collateral Obligation, DIP Collateral Obligation, Discount Obligation, “Drop Down Asset”, Eligible Investment, Equity Security, First-Lien Last-Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Loan, Long Dated Obligation, Margin Stock, Loss Mitigation Obligation, Loss Mitigation Qualified Obligation, Participation Interest, Permitted Maturity Obligation, Permitted Non-Loan Asset, Real Estate Loan, Received Obligation, Reference Rate Floor Obligation, Refinancing Obligation, Revolving Collateral Obligation, Second Lien Loan, Senior Secured Bond, Senior Secured Loan, Specified Equity Securities, Step-Down Obligation, Step-Up Obligation, Structured Finance Obligation, Substitute Collateral Obligation, Synthetic Security, Unsaleable Asset, Unsecured Loan, or Zero Coupon Obligation, (e) any Collateral Obligation is subject to a Maturity Amendment (and the Collateral Administrator shall have no obligation to determine the details of any such Maturity Amendment, which will be provided by the Investment Manager) or (f) an Retention Deficiency has occurred or whether an actual or potential Retention Deficiency has prohibited the Investment Manager from reinvesting in any Collateral Obligation.

(f)Upon the written request of the Investment Manager, the Collateral Administrator shall perform the following function: as of the date of such request, for the purpose of evaluating the proposed sale of any Collateral Obligation pursuant to Section 12.1 of the Indenture (accompanied by the Investment Manager’s designation of the subsection of Section 12.1 of the Indenture pursuant to which the Investment Manager proposes to effect such sale), perform a pro forma calculation of each criterion set forth in the designated subsection of Section 12.1 of the Indenture, if any, as a condition to such sale in accordance with the Indenture and report the results thereof to the Investment Manager in a mutually agreed format so that the Investment Manager may determine whether such sale is permitted by the Indenture.  The Collateral Administrator shall deliver a draft of such calculations to the Investment Manager reasonably promptly after the later of (i) receipt of the Investment Manager’s request and (ii) delivery of all information to the Collateral Administrator necessary to complete such calculations.

(g)The Collateral Administrator shall assist the Independent certified public accountants in the preparation of those reports required under Section 10.10 of the Indenture.

(h)The Collateral Administrator shall assist the Investment Manager in the preparation of such other reports or additional information that may be required by the Indenture and that are reasonably requested by the Investment Manager and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld.

(i)The Investment Manager shall cooperate with the Collateral Administrator in connection with the preparation (including the calculations required hereunder) by the Collateral Administrator of all calculations, reports, instructions, Monthly Reports, Distribution Reports, Effective Date Reports, statements and certificates (including the Redemption Date notice) required in connection with the acquisition and disposition of Collateral under the Indenture.  The Investment Manager shall review and verify the contents of the aforesaid calculations, reports, instructions, statements and certificates and to the extent any of the information in such calculations, reports, instructions, statements or certificates conflicts with data or calculations in the records of the Investment Manager, the Investment Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy.  The Collateral Administrator shall cooperate with the Investment Manager, on behalf of the Issuer, in connection with the Investment Manager’s review (including the comparison of information and discrepancies, if any) of the contents of the aforesaid calculations, reports, instructions, statements and certificates and shall provide such items to the Investment Manager no later than three Business Days prior to the due date as set forth above to enable such review.  The Investment Manager shall cooperate with the Collateral Administrator by answering questions posed by the Collateral Administrator that are reasonably related to such calculations, reports, instructions, statements and certificates to the extent the answers to such questions are within the knowledge of the Investment Manager.  Upon receipt of approval from the Investment Manager, the Collateral Administrator shall transmit the same to the Issuer for execution and shall distribute such calculations, reports, instructions, statements and certificates after execution by the Issuer or the Investment Manager, as applicable.  At the instruction of the Investment Manager, the Collateral Administrator shall attach to the reports such additional information that is provided by the Investment Manager and independently prepared by, or on behalf of, the Investment Manager.  The Investment Manager shall be solely responsible for the content of any such additional information.  The Investment Manager shall have no responsibility either for the proper distribution by the Collateral Administrator of such authorized reports, instructions, statements and certificates or for any unauthorized distribution by the Collateral Administrator of reports, instructions, statements or certificates.

(j)If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Investment Manager, acting on behalf of the Issuer, as to the course of action desired by it; provided, that except to the extent required by the Indenture or the Management Agreement, the Investment Manager shall have no obligation to provide such instructions.  If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Collateral Administrator shall be entitled to rely on the advice of nationally recognized legal counsel and Independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(k)To the extent there is, in the reasonable determination of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator or the Trustee reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee shall be entitled to request direction from the Investment Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator and the Trustee shall be entitled to follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor in the absence of its own gross negligence, fraud in the performance, bad faith, willful misconduct or reckless disregard of its duties hereunder.

(l)Nothing herein shall prevent the Collateral Administrator, the Investment Manager or any of their respective Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(m)It is agreed that each of the assumptions set forth in Section 1.3 of the Indenture with respect to the calculations to be made pursuant to the Indenture shall apply with respect to any calculations made by the Collateral Administrator hereunder.

(n)Upon receipt of any notices or reports related to the Collateral Obligations, the Collateral Administrator shall make such notices or reports available to the Investment Manager.

3.Compensation.  The Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive, as compensation for the Collateral Administrator’s performance of the duties called for herein, including those of the Information Agent, the amounts set forth in a separate fee letter between the Issuer and the Collateral Administrator, subject to the Priority of Payments.

4.Limitation of Responsibility of the Collateral Administrator.  The Collateral Administrator will have no responsibility under this Agreement other than to render the services called for hereunder in good faith and without willful misconduct, gross negligence, bad faith, fraud in the performance or reckless disregard of its duties hereunder.  The Collateral Administrator shall incur no liability to anyone in acting or relying upon any signature (including electronic signature), instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond, electronic communication or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or attorney appointed hereunder with due care by it (provided that in such event, the Collateral Administrator shall remain responsible for performance of its duties as Collateral Administrator hereunder).  The Collateral Administrator shall not be liable for errors in judgment made by it in good faith unless it was grossly negligent in ascertaining pertinent facts.  The Collateral Administrator shall not be required to risk or expend its own funds in performing its obligations hereunder.  The Collateral Administrator shall have no responsibility or liability for (i) preparing, recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to the Trustee, on behalf of the Secured Parties, or otherwise or (iv) the validity or perfection of any such lien or security interest.  Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Investment Manager, the Issuer or others, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, fraud in the performance or reckless disregard of the Collateral Administrator’s duties hereunder.  Anything in this Agreement notwithstanding, in no event shall the Collateral Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action.  Subject to Section 13 hereof, the Issuer will reimburse, indemnify and hold harmless the Collateral Administrator, and its affiliates, directors, officers, shareholders, members, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in respect of or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, members, agents or employees hereunder in good faith and without willful misconduct, gross negligence or reckless disregard in the performance of its duties hereunder provided that such amounts are subject to the Priority of Payments.  The Collateral Administrator shall be afforded the same rights, protections and benefits that are afforded to the Trustee pursuant to the Indenture; provided that such rights, protections and benefits shall be in addition to any rights, protections and benefits afforded the Collateral Administrator under this Agreement.

5.No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Issuer and the Investment Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.Term.  This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Debt, unless this Agreement has been previously terminated in accordance with Section 7 hereof; provided, that the Investment Manager and the Collateral Administrator shall be released from their respective obligations hereunder upon such party’s ceasing to act as Investment Manager or as Collateral Administrator, as applicable.  Notwithstanding the foregoing, the indemnification obligations of all parties under Section 4 hereof shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator, or the release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

7.Termination.

(a)This Agreement may be terminated without cause by any party hereto upon not less than ninety (90) days’ prior written notice to each other party hereto and to the Rating Agencies.

(b)If at any time prior to the payment in full of the Debt, the Bank shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder (without any requirement for notice pursuant to Section 7(e) hereof).

(c)At the option of the Investment Manager or the Issuer, this Agreement shall be terminated upon thirty (30) days’ written notice of termination from the Investment Manager or the Issuer to the Collateral Administrator, the Rating Agencies, and the Issuer or the Investment Manager, as applicable, if any of the following events shall occur:

(i)the Collateral Administrator shall default in the performance of any of its material duties under this Agreement or breach any material provision of this Agreement, and shall not cure such default or breach within thirty (30) days (or, if such default or breach cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Investment Manager and the Issuer and cured such default within the time so assured);

(ii)the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs; or

(iv)the Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii), (iii) or (iv) of this Section 7(c) shall occur, the Collateral Administrator shall give prompt written notice thereof to the Investment Manager and the Issuer of the happening of such event.

(d)Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section 7 or shall resign pursuant to subsection (e) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Investment Manager and the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer and the Investment Manager.  If the Issuer shall fail to appoint a successor Collateral Administrator within thirty days after notice of resignation or removal, then the Collateral Administrator may petition any court of competent jurisdiction for the appointment of a successor Collateral Administrator.

(e)Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder upon at least 90 days’ prior written notice to the Investment Manager and the Issuer of termination upon the occurrence of any of the following events and the failure to cure such event within such 90 day notice period:  (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 90 days after receipt by the Issuer of an invoice from the Collateral Administrator for such amount due pursuant to Section 3 hereof or (ii) failure of the Issuer to provide any indemnity payment or expense reimbursement to the Collateral Administrator required under Section 4 hereof within 90 days of the receipt by the Investment Manager or the Issuer of a written request for such payment or reimbursement.

(f)At any time that the Collateral Administrator is the same institution as the Trustee, the Collateral Administrator hereby agrees that upon the appointment of a successor Trustee pursuant to Section 6.9 of the Indenture, the Collateral Administrator shall immediately resign and either (i) such successor Trustee shall automatically become the Collateral Administrator under this Agreement and shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee or (ii) the Issuer may appoint another entity to serve as Collateral Administrator.

8.Representations and Warranties.

(a)The Issuer hereby represents and warrants to the Collateral Administrator and the Investment Manager as follows:

(i)the Issuer is a limited liability company and has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and has the full limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.  No consent of any other Person including, without limitation, shareholders, directors, members, managers and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder, other than those which have been obtained or made.  This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Issuer hereunder, will constitute, the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, winding up, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, winding up, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(ii)the execution, delivery and performance by the Issuer of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a reasonably foreseeable material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)The Investment Manager hereby represents and warrants to the Collateral Administrator and the Issuer as follows:

(i)the Investment Manager is a limited liability company and has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.  No consent of any other Person including, without limitation, members, directors, managers and creditors of the Investment Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder, other than those which have been obtained or made.  This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Investment Manager hereunder, will constitute, the legally valid and binding obligations of the Investment Manager enforceable against the Investment Manager in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Investment Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(ii)the execution, delivery and performance by the Investment Manager of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Investment Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Investment Manager, or the governing instruments of, the violation of which would have a reasonably foreseeable material adverse effect on the Investment Manager’s ability to perform its obligations hereunder.

(c)The Collateral Administrator hereby represents and warrants to the Investment Manager and the Issuer as follows:

(i)the Collateral Administrator is a limited purpose national banking association with trust powers duly organized and validly existing under the laws of the United States of America and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other Person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder, other than those which have been obtained or made.  This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Administrator hereunder, will constitute, the legally valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(ii)the execution, delivery and performance by the Collateral Administrator of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9.Amendments.  This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Investment Manager, the Issuer and the Collateral Administrator in writing.  The Issuer shall provide to the Rating Agencies written notice of any amendment.

10.Governing Law.  THIS AGREEMENT AND ALL DISPUTES ARISING OUT OF OR RELATING THERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

11.Notices.  All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received in legible form or when personally delivered, or in the case of a mailed notice, by prepaid overnight delivery or first class postage prepaid, or by electronic mail or other similar electronic methods, upon receipt, transmitted or addressed as set forth in the Indenture.

The Bank (in each capacity under the Transaction Documents) shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture or any other Transaction Document and delivered using Electronic Means; provided, however, that the Issuer and the Investment Manager, as applicable, shall provide to the Bank an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and the Investment Manager, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer or the Investment Manager, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s reasonable understanding of such Instructions shall be deemed controlling. The Issuer and the Investment Manager understand and agree that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction in the absence of its own gross negligence, fraud in the performance, bad faith, willful misconduct or reckless disregard of its duties hereunder. The Issuer and the Investment Manager each agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting in good faith on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer or the Investment Manager, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, pass-words and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

12.Successors and Assigns.

(a)This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Investment Manager, the Issuer and the Collateral Administrator (including by merger or consolidation); provided, however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Investment Manager and the Issuer, except that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Collateral Administrator or its successors without the prior written consent of the Investment Manager and the Issuer, provided that the Collateral Administrator shall remain directly liable to the Issuer for the performance of its duties hereunder.  The Issuer shall provide written notice to the Rating Agencies (in accordance with Section 23 hereof) in the event of any assignment of its rights or obligations hereunder.

(b)Notwithstanding the provisions of Section 12(a) hereof, any Person or bank into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person or bank resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person or bank succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto and without the consent of any other party hereto.

13.Bankruptcy Non-Petition and Limited Recourse.  Notwithstanding any other provision of this Agreement, (i) the Collateral Administrator and the Investment Manager may not, prior to the date which is one year (or the then applicable preference period) and one day after the payment in full of all Debt, institute against, or join any other Person in instituting against the Issuer any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws of any jurisdiction, (ii) the Issuer’s obligations hereunder will be solely the limited liability company obligations of the Issuer, and the Collateral Administrator and the Investment Manager will not have any recourse to any of the directors, officers, employees, members, managers, governors or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby and (iii) the obligations of the Issuer hereunder shall be limited to the net proceeds of the Assets (if any) as applied in accordance with the Priority of Payments, and following realization of the Assets and its application in accordance with the Indenture, any outstanding obligations of the Issuer hereunder, and any claims in respect thereof, shall be extinguished and shall not thereafter revive.  This Section 13 shall survive the termination of this Agreement.

14.Counterparts.  This Agreement may be executed in any number of counterparts (including by email or PDF), each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by e-mail (in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a scanned or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. The parties hereto shall not have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

15.Conflict with the Indenture.  If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Indenture shall govern.

16.Assignment of Issuer’s Rights.  The parties hereto hereby acknowledge the Issuer’s Grant pursuant to the Indenture of its right, title and interest in, to and under this Agreement.

17.Jurisdiction.  The parties hereto hereby irrevocably submit, to the fullest extent permitted by applicable law, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such Proceeding may be heard and determined in any such New York State or Federal court.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Proceeding.  The parties (other than the Collateral Administrator) irrevocably consent to the service of process in any Proceeding by the mailing or delivery of copies of such process as set forth in Section 11 hereof.  The parties agree that a final non-appealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18.Waiver of Jury Trial.  EACH OF THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE INVESTMENT MANAGER HEREBY knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, the DEBT or any other related documents, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the Collateral Administrator, the Investment Manager or the Issuer. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE INVESTMENT MANAGER ENTERING INTO THIS AGREEMENT.

19.Waiver.  No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.Survival.  Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 10, 13, 15, 17 and 18 of this Agreement, shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator.

21.Force Majeure.  In no event shall the Collateral Administrator be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, lockouts, riots, work stoppages, epidemics, pandemics, quarantine, national emergencies, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Administrator shall use commercially reasonable efforts which are consistent with accepted practices in the industry to maintain performance.

22.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. 17g-5 Information.

(a)In accordance with Section 14.17(a) of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the “Information Agent” under this Section 23.

(b)The sole duty of the Information Agent shall be to forward via e-mail, or cause to be forwarded via e-mail, and to provide email or oral confirmation to the party delivering the Information that such items have been forwarded, but only to the extent such items are received by it in accordance with clause 23(e) hereof, to the Issuer’s e-mail address account at [ ] (the “Posting Email Account”) for posting on the 17g-5 Website, the following items (collectively hereinafter referred to as the “Information”):

(i)Event of Default or acceleration notices required to be delivered to the Rating Agencies pursuant to Article V of the Indenture;

(ii)Reports, information or statements required to be delivered to the Rating Agencies pursuant to Article X of the Indenture;

(iii)Any notices, information, requests or responses required to be delivered by the Issuer or the Trustee to the Rating Agencies pursuant to the Transaction Documents;

(iv)Copies of supplements to the Indenture, amendments to and assignments of this Collateral Administration Agreement and amendments to the Management Agreement and the Securities Account Control Agreement, in each case, provided by or on behalf of the Issuer to the Information Agent; and

(v)Any additional items provided by the Issuer, the Trustee or the Investment Manager to the Information Agent pursuant to Section 14.17 of the Indenture.

Notwithstanding anything herein to the contrary (including clause 23(e) herein), the Information Agent shall cause to be forwarded via e-mail to the Posting Email Account the Information listed in Section 23(b)(ii) herein to the extent that such Information has been prepared by the Information Agent in its capacity as the Collateral Administrator hereunder and delivered to the Issuer or the Investment Manager and approved by the Investment Manager.  In the event that the Information Agent encounters a problem when forwarding the Information to the Posting Email Account, the Information Agent’s sole responsibility shall be first, to notify the Posting Email Account administrator or technical support with a copy to the Investment Manager and second, to attempt to forward such Information one additional time.  In the event the Information Agent still encounters a problem on the second attempt, it shall promptly notify the Issuer, the Trustee and the Investment Manager of such failure, at which time the Information Agent shall have no further obligations with respect to such Information; provided, however, such problems shall not prevent the Issuer, the Trustee or the Investment Manager from resubmitting such Information or additional Information to the Posting Email Account at a later time pursuant to the terms of Section 23(b) hereof.  Notwithstanding anything herein or any other document to the contrary, in no event shall the Information Agent be responsible for forwarding to the Posting Email Account any information other than the Information in accordance herewith.

(c)The Issuer shall be responsible for posting all of the information pursuant to Rule 17g-5 and any other information on the 17g-5 Website other than the Information.

(d)The Information Agent shall forward all Information it receives in accordance herewith to the Posting Email Account, subject to Section 23(b) hereof, on the same Business Day of receipt provided that such information is received by 12:00 p.m. (New York time) or, if received after 12:00 p.m. (New York time), on the next Business Day.

(e)The parties hereto agree that any Information required to be provided to the Information Agent under the Indenture or hereunder shall be sent to the Information Agent at [ ] with the subject line “17g-5 Information”, or promptly after any change thereof, such other e-mail address specified by the Information Agent in writing to the Issuer and Investment Manager.  All e-mails sent to the Information Agent pursuant to this Agreement or the Indenture shall only contain the Information and no other information, documents, requests or communications.  Each e-mail sent to the Information Agent pursuant to this Agreement or the Indenture failing to be sent to the e-mail address or with a subject line conforming to the requirements of the first sentence of this Section 23(e) shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(f)The Information Agent shall not be responsible for and shall not be in default hereunder or under the Indenture, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Investment Manager’s or any other party’s failure to deliver all or a portion of the Information to the Information Agent; (ii) defects in the Information supplied by the Issuer, the Investment Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the Posting Email Account or the 17g-5 Website; or (v) any other circumstances beyond the control of the Information Agent.  The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the 17g-5 Website pursuant to the Indenture or under Rule 17g-5.

(g)In no event shall the Information Agent be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with the Indenture, Rule 17g-5, or any other law or regulation.

(h)The Information Agent shall not be responsible or liable for the dissemination of any identification numbers, passwords or certifications which may be required for access to the 17g-5 Website, including by the Issuer, the Rating Agencies, any of their respective agents or any other Person.  Additionally, the Information Agent shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Investment Manager, the Rating Agencies or any other third party that may gain access to the 17g-5 Website or the information posted thereon. The Information Agent shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with the Indenture or this

Agreement and makes no representations or warranties as to the accuracy or completeness of information made available on the 17g-5 Website.  The Information Agent shall not be liable for its failure to make any information available to the Rating Agencies or a NRSRO.

(i)In no event shall the Information Agent be responsible for creating or maintaining the 17g-5 Website or the Posting Email Account, or providing access to either, or ensuring the 17g-5 Website complies with the requirements of the Indenture, Rule 17g-5 or any other law or regulation.  The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the control of the Information Agent, associated with the 17g-5 Website or the Posting Email Account.

(j)The Information Agent shall not, and shall have no obligation to, engage in or respond to any oral communications, in connection with the initial credit rating of the Secured Debt or the credit rating surveillance of the Secured Debt, with the Rating Agencies or any of its officers, directors, employees, agents or attorneys.

(k)The Information Agent’s forwarding of information to the Rule 17g-5 Website is ministerial only and the Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered to the Rule 17g-5 Website is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. The Trustee, the Collateral Administrator and the Information Agent shall not be deemed to have obtained actual knowledge of any information merely by the posting of such information to the Rule 17g-5 Website.

(l)To the extent the entity acting as the Collateral Administrator is also acting as the Information Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein and the Indenture shall also apply to it acting as the Information Agent.

24.OFAC.  The Investment Manager covenants and represents that neither it nor any of its Affiliates, subsidiaries, directors or officers (i) are the target or subject of any sanctions enforced by the US Government (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (other than sanctions imposed by Russia or Belarus) (collectively “Sanctions”) and (ii) will use any payments made pursuant to this Indenture, (1) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (2) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (3) in any other manner that will result in a violation of Sanctions by any person.

25.Availability of Certain Information.

(a)Subject to an Article 7 Reporting Request having been delivered by an EU Institutional Investor or an EU Connected Investor, the Issuer has agreed to be designated, pursuant to Article 7(2) of the EU Securitization Regulation, as the designated reporting entity required to fulfil the EU Transparency Requirements (the “Designated Reporting Entity”), and, subject to an Article 7 Reporting Request having been delivered, agrees to make available to the Relevant

Recipients (as defined below) the documents, reports and information necessary to fulfil any applicable reporting obligations under the EU Transparency Requirements, including, but not limited to, the Loan Reports and Investor Reports (collectively, the “Transparency Reports”).

(b)Subject to an Article 7 Reporting Request having been delivered, the Issuer hereby directs the Collateral Administrator to post to its website, which shall initially be located at [ ] under the deal name [ ], any Article 7 Reporting in the form and to the extent provided by the Issuer or the Investment Manager or the Reporting Agent on its behalf.  Any Article 7 Reporting shall be provided to the Collateral Administrator solely via e-mail submission in PDF format at [ ] and [ ].  The Collateral Administrator shall make such Article 7 Reporting available on the Website to the relevant recipients who complete the Certification provided for in clause (b) below.  The Issuer agrees that the Collateral Administrator shall have no obligation to post or make available any Article 7 Reporting on the Website outside of its normal business hours; provided that the Collateral Administrator agrees to post any such Article 7 Reporting provided to it on the Website as soon as is reasonably practicable.

(c)Unless otherwise instructed by the Issuer or the Investment Manager on its behalf, the Collateral Administrator shall cause the Website to be accessible only to persons who certify to the Issuer, the Investment Manager and the Collateral Administrator that it is: (i) a beneficial owner of the Debt which is subject to the EU Securitisation Regulation; (ii) a potential investor in the Debt; (iii) a Rating Agency; (iv) a Hedge Counterparty; (v) the Trustee; (vi) the Placement Agent; (vii) the Investment Manager ; (viii) a competent authority (as defined under the EU/UK Securitisation Regulations); (ix) a party expressly permitted access pursuant to the Transaction Documents; or (x) the Issuer, in each case by completing the certification in the form attached hereto as Exhibit A or such other form as may be agreed between the Issuer, the Collateral Administrator and the Investment Manager from time to time, which certification may be given electronically and upon which certification the Collateral Administrator may rely absolutely and without enquiry or liability (the “Certification”).  Upon receipt of a Certification, the Collateral Administrator shall review such Certification to confirm that it conforms substantially on its face to the form attached hereto as Exhibit A.  In addition, in connection with providing access to the Website, the Collateral Administrator, the Issuer, the Investment Manager and the Reporting Agent shall be entitled to (a) affix additional disclaimers excluding liability of the Collateral Administrator for the information provided on the Website and (b) require any other information reasonably requested by the Collateral Administrator, the Issuer, the Investment Manager or the Reporting Agent in connection with such person gaining access to the Website.

(d)The Issuer acknowledges that, notwithstanding anything herein or in any other document to the contrary, in no event shall the Collateral Administrator be responsible for posting any information under this Section 24 other than the Article 7 Reporting received by it in accordance herewith.  Any Article 7 Reporting posted on the Website shall, unless the Issuer shall direct otherwise, remain available on the Website until the satisfaction and discharge of the Indenture.  The Issuer confirms that it will be solely responsible (in consultation with the Investment Manager) for handling and responding to any queries raised by Holders, potential Holders or any Competent Authority (as determined under the EU Securitisation Regulation) having access to the documents and/or reports and/or information on the Website and agrees that the Collateral Administrator shall have no responsibility for dealing with, and shall not respond to, any such queries other than to pass on such queries (as necessary) to the Issuer and the Investment Manager.

(e)By posting the Article 7 Reporting to the Website, the Collateral Administrator does not undertake any responsibility or obligation of the Issuer or any other party for compliance with the EU Transparency Requirements, the EU/UK Securitisation Regulations or any other applicable rule, law or regulation including without limitation securities laws.  The Collateral Administrator does not assume any responsibility for the Issuer’s or any other Person’s obligations under the EU Transparency Requirements, the EU/UK Securitisation Regulations or any other applicable rule, law or regulation including without limitation securities laws.

(f)The Collateral Administrator shall (i) have no obligation to review the Article 7 Reporting or any other documents directed by (or on behalf of) the Issuer to be posted on the Website, as applicable, (ii) have no obligation to determine whether any Article 7 Reporting are required to be posted on the Website in accordance with the EU Transparency Requirements or whether any other requirements of the EU/UK Securitisation Regulations are applicable, (iii) have no liability to the Issuer, the Investment Manager, the Placement Agent, any relevant recipient, any potential or actual investors in the Debt or any other party in connection with the posting or disclosure of any Article 7 Reporting posted to the Website, and (iv) have no obligation to verify or monitor compliance by the Issuer or any other party with the EU Transparency Requirements, the EU/UK Securitisation Regulations or any other rule, law or regulation, and (v) subject to receipt of a Certification from each relevant person to whom such Article 7 Reporting is made available pursuant to this Agreement, have no obligation for monitoring or ascertaining whether any person to whom it makes such Article 7 Reporting available on the Website on behalf of the Issuer, falls within the category of persons permitted or required to receive such information under the EU/UK Securitisation Regulations.

(g)The Collateral Administrator shall act solely as an agent for the Issuer in posting any Article 7 Reporting to the Website.  In no event shall the Collateral Administrator be deemed to make any representation or warranty in respect of the content of the Article 7 Reporting provided to it or posted to the Website, the content of the Website, or compliance of the Website with the EU Transparency Requirements, the EU/UK Securitisation Regulations, or any other rule, law or regulation.

(h)The Collateral Administrator shall be entitled to rely conclusively upon any instructions it receives from, and any determinations made by, the Issuer or the Investment Manager, and the Collateral Administrator shall have no obligation, responsibility or liability whatsoever for actions taken (or forbearance from action undertaken) pursuant to and in accordance with such instructions or determinations.

(i)The Collateral Administrator shall be entitled to conclusively rely upon any Certification submitted on the Website pursuant to this Agreement, without any obligation to monitor or verify the accuracy or genuineness thereof.

(j)The Collateral Administrator shall not be liable for the accuracy, or completeness of the Article 7 Reporting that have been provided to it pursuant to this Agreement and the Collateral Administrator shall have no duty to verify, audit, re-compute, reconcile, recalculate or otherwise independently investigate the veracity, accuracy, genuineness or completeness of any Transparency Report, or its sufficiency for any purpose (including without limitation for purposes of, or for compliance with, the EU Transparency Requirements).

(k)For the avoidance of doubt, this Section 24 and Exhibit A hereto may be amended by agreement in writing by and between the Investment Manager and the Issuer, and no consent of Holders (or beneficial owners) of the Debt shall be required in connection therewith; provided that no such amendment shall be entered into without the prior written consent of the Collateral Administrator if such amendment would materially and adversely affect its rights, duties, protections or obligations hereunder or under the other Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

WHITEHORSE FINANCE CLO I, LLC, as Issuer

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Independent Manager

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ J’olika Botethi
Name:	J’olika Botethi
Title:	Vice President

H.I.G CAPITAL, LLC, as Investment Manager

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

[Signature Page to Collateral Administration Agreement]

Exhibit A

Form of Website Certification

Terms and Conditions for Access to Reports and Documents

The page you are requesting access to contains certain information, documentation and reports (the “Information”) relating to the issuance (the “Transaction”) of certain financial instruments (the “Debt”) by the issuer thereof (the “Issuer”) pursuant to an Indenture in respect of such Debt (the “Indenture”) .  In order to access this page, you are required to provide the certifications and agree to the terms and conditions set out below.  All capitalized terms used and not otherwise defined in these terms and conditions have the meanings given to them in the Indenture.  By clicking the checkbox which indicates your agreement at the bottom of this page and accessing the Information, you will be deemed to have certified, represented, warranted and agreed as set out below.  You should review these terms and conditions carefully and consult with such legal and/or other professional advisers as you deem appropriate before proceeding.

Capitalized terms used and not defined in these terms and conditions have the meanings given to them in the Indenture and other documentation relating to the Transaction and the Debt (the “Transaction Documents”).

By clicking the checkbox “I have read and agree to these terms and conditions” at the bottom of this page, you certify that you are one of the following, as applicable in respect of the Transaction:

(i)a beneficial owner of the Debt;

(ii)a potential investor in the Debt;

(iii)a Rating Agency;

(iv)the Trustee;

(v)the Placement Agent;

(vi)Investment Manager; or

(viii)a competent authority (as defined under the EU/UK Securitisation Regulations);

and request The Bank of New York Mellon Trust Company, National Association, or its relevant affiliate as agent of the Issuer in respect of the Transaction (“BNY”) to grant you access to BNY’s website in order to view the Information which, inter alia, is being disclosed by the Issuer pursuant to Article 7 of the EU/UK Securitisation Regulations.

If you are requesting access to the Information in your capacity as a beneficial owner of the Debt or a potential investor in the Debt, you hereby confirm that you can lawfully acquire (or have lawfully acquired) the Debt under the laws or regulations applicable to you and agree that you:

(a)	will use the Information for the purposes of buying, holding and/or disposing of the Debt and for such other purposes as may be required under applicable law or by any supervisory or regulatory authority or any governmental agency having jurisdiction over you,

(b)

will keep confidential all such Information and will not communicate or transmit any such Information to any person other than your officers or employees or your agents, professional advisers, auditors or affiliates who need to know the same in order to monitor and administer the financial condition of the Issuer and the portfolio and to appropriately treat or report the transactions and who are under an obligation to treat such Information as confidential, and

(c)

will maintain procedures designed to ensure that no such Information is used by your directors, officers or employees or any of your affiliates (other than those in a supervisory or operational capacity) other than for the purposes stated above; except that such Information may be disclosed or used by you (i) to the extent required under applicable law by any supervisory or regulatory authority or any governmental agency having jurisdiction over you, (ii) to the extent required by laws or regulations applicable to you or pursuant to any subpoena or similar legal process served on you, (iii) to provide to a credit protection provider (who shall be made subject to a similar obligation of confidentiality), (iv) in connection with any suit, action or proceeding brought by you to enforce any of your rights under the Debt while an Event of Default in respect of the Transaction has occurred and is continuing, or (v) with the consent of the Issuer or the Investment Manager.

If you are requesting access to the Information in any capacity other than as a beneficial owner of the Debt or a potential investor in the Debt, you agree that you (a) will not use Information for any purpose other than to monitor and administer the financial condition of the Issuer and the portfolio of collateral backing the Debt and to appropriately treat or report the Transaction and the Debt, (b) will keep confidential all such Information and will not communicate or transmit any such Information to any person other than your officers or employees or your agents, auditors or affiliates who need to know the same in order to monitor and administer the financial condition of the Issuer and the portfolio and to appropriately treat or report the transactions, and (c) will maintain procedures designed to ensure that no such Information is used by your directors, officers or employees or any of your affiliates (other than those in a supervisory or operational capacity) who are trading, in each case with trading strategies substantially the same as any of the Issuer, with respect to portfolio assets of the type owned by the Issuer; except that such Information may be disclosed by you or used by you (i) to the extent required under applicable law by any supervisory or regulatory authority or any governmental agency having jurisdiction over you, (ii) to the extent required by laws or regulations applicable to you or pursuant to any subpoena or similar legal process served on you, (iii) to provide to a credit protection provider (who shall be made subject to a similar obligation of confidentiality), (iv) in connection with any suit, action or proceeding brought by you to enforce any of your rights under the Debt while an event of default in respect of the Transaction has occurred and is continuing, or (v) with the consent of the Issuer or the Investment Manager.

You acknowledge and agree that:

(a)	the obligation to provide the Information to you is the obligation of the Issuer as the entity responsible to fulfil the reporting obligations under Article 7 of the EU/UK Securitisation

Regulations and BNY does not have or assume any responsibility therefor;

(b)	in providing the information, BNY has the benefit of the powers, protections and indemnities granted to it under the Transaction Documents;

(c)

BNY has no responsibility or liability to you or to any other person for the Information, nor for the adequacy, accuracy, reasonableness and/or completeness of such Information, which is provided by BNY solely in its capacity as such on behalf of the Issuer under the Transaction Documents;

(d)	the Information is based on information provided to BNY by the Issuer and other third parties, and has not been independently verified by BNY or at all;

(e)

BNY acts solely as agent of the Issuer in relation to the Transaction and has no relationship of agency or trust and owes no duty of care to or with you or any other holder, beneficial owner or potential investor in the Debt or any other party in connection with the Transaction;

(f)

BNY, has not made and does not make any express or implied representation or warranty in respect of the Information, whether written, oral, by conduct, arising from statute, or arising otherwise in law, as to the accuracy or completeness of such Information, including but not limited to the past, current or future performance of the portfolio; and

(g)

the Information does not constitute or form part of, and should not be construed as, an offer, inducement or recommendation by, as applicable for the Transaction, the Issuer, the Investment Manager, BNY, the Placement Agent, or any other person for sale, exchange or subscription of, or a solicitation of any offer to buy, exchange or subscribe for, any securities of the Issuer or any other entity in any jurisdiction and any potential investors should consult with their legal, financial and other professional advisors.

You hereby represent and warrant that you have the necessary corporate power and authority to provide the certifications set out in, and to agree to, these terms and conditions and that you have taken all necessary action to authorize the same.

Nothing herein is intended to exclude or limit any liability for, or remedy in respect of fraud.

These terms and conditions, and all matters arising out of or relating in any way whatsoever (whether in contractual or non-contractual) to these terms and conditions, shall be governed by and construed in accordance with, New York law and the courts of New York shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with these terms and conditions.